               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

             TOTAL-TEL USA COMMUNICATIONS, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                       TOTAL-TEL USA COMMUNICATIONS, INC.
                                 150 Clove Road
                         Little Falls, New Jersey 07424


                                 NOTICE OF 2000
                         ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
TOTAL-TEL USA COMMUNICATIONS, INC.:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Total-Tel USA Communications, Inc. which will be held at 150 Clove Road, 8th Floor, Little Falls, New Jersey 07424 at 11:00 AM, EDT, on September 12, 2000, for the following purposes:

          (1)  To elect five directors;

          (2) To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company to Covista Communications, Inc.; and

          (3) To transact such other business as may properly come before the Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on July 28, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. The share transfer books will not be closed.

         YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW THE PROXY AND VOTE YOUR OWN SHARES.

         By order of the Board of Directors.

                                    Thomas P. Gunning


                                    Secretary


July 28, 2000
Little Falls, New Jersey

                       TOTAL-TEL USA COMMUNICATIONS, INC.

                          ----------------------------


                                 PROXY STATEMENT

                                  ------------

                       2000 ANNUAL MEETING OF SHAREHOLDERS

                               September 12, 2000

         The proxy accompanying this Proxy Statement is solicited by the Board of Directors of TOTAL-TEL USA COMMUNICATIONS, INC. (the "Company"). All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the shareholders' instructions thereon at the 2000 Annual Meeting of Shareholders (the "Meeting"), to be held on Tuesday, September 12, 2000, at 11:00 A.M., EDT, at the principal executive offices of the Company, 150 Clove Road, 8th Floor, Little Falls, New Jersey, 07424 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         A proxy may be revoked at any time before it is voted at the Meeting by filing with the Secretary of the Company, notice to such effect or a duly executed proxy bearing a later date. If no instructions are indicated, the proxies will be voted in accordance with management's recommendations set forth herein. The persons named as proxies intend to vote in accordance with their discretion on any matter which may properly come before the Meeting or any adjournment thereof. Shareholders who are present at the Meeting may revoke their proxies and vote in person if they so desire.

         This Proxy Statement is first being mailed to shareholders on or about August 8, 2000.

                            MATTERS TO BE ACTED UPON
                            ------------------------

         The following matters are to be considered and acted upon at the
Meeting:

          1. The election of five directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

          2. To consider and act upon a proposed Amendment to the Company's Certificate of Incorporation to change the name of the Company to Covista Communications, Inc.

          3. The transaction of such other business as may properly come before the Meeting or any adjournment thereof.


                   SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND
                            CERTAIN BENEFICIAL OWNERS
                            -------------------------

         Only holders of record of the Company's Common Stock par value $.05 per share (the "Common Stock") at the close of business on July 28, 2000 will be entitled to vote at the Meeting. On that date, 7,944,091 shares of Common Stock were issued and outstanding. Each outstanding share of Common Stock is entitled to one vote at the Meeting.

Ownership of Certain Beneficial Owners
--------------------------------------

         Set forth below is certain information concerning persons who were known by the Company to own beneficially or of record more than 5% of the issued and outstanding shares of Common Stock of the Company as of July 28, 2000.

Name and Address                                      Number of Shares                               Percentage
of Beneficial Owner                                       Owned (1)                                   of Class
-------------------                                       ---------                                   --------

Walt Anderson                                          3,603,104 (2)(3)                                 45.4%
c/o 1023 31st Street, NW
        Suite 300
Washington, D.C. 20007

Revision LLC                                           3,595,874 (2)(3)                                 45.3%
c/o 1023 31st Street, NW
        Suite 300
Washington, D.C. 20007

Total-Tel USA Communications, Inc.                       600,000 (4)                                     7.6%
Employee Stock Ownership Plan
150 Clove Road
Little Falls, NJ 07424

Michael A. Karp                                          424,954                                         5.3%
3416 Sansom Street
Philadelphia, PA  19104

Thomas Cirrito                                           504,694 (5)                                     6.3%
7716 Carlton Place
Mc Lean, VA 22102

(1) Except as otherwise set forth in the footnotes to this table, all shares are beneficially owned and sole investment and voting power is held by the persons named, to the best of the Company's knowledge.

(2) 3,595,804 of such shares are owned of record by Revision LLC. As the sole manager and holder of 100% of the voting membership interests in Revision LLC, Mr. Anderson has the sole power to vote and dispose of such shares. Accordingly, Mr. Anderson may be deemed the beneficial owner of such shares.

(3) Does not include 686,629 shares of Common Stock owned by the Foundation for International Non-Governmental Development of Space, of which Mr. Anderson is the President and a Director. Mr. Anderson disclaims beneficial ownership of such shares. Mr. Anderson and Revision LLC are no longer subject to certain restrictions on the purchase of additional shares.

(4)  See the discussion of the Employee Stock Ownership Plan on page 11.

(5) Atocha LP, of which Mr. Cerrito is general partner, owns 484,694 of these shares.

Security Ownership of Management
--------------------------------

         The following table sets forth as of July 28, 2000, information concerning the beneficial ownership of Common Stock by each director of the Company, each nominee for election as a director and all directors and officers of the Company as a group:

Name of Beneficial                                    Number of Shares                                 Percentage
     Owner                                                Owned (1)                                      of Class
     -----                                                ---------                                      --------
Walt Anderson                                          3,603,104 (2)(3)                                   44.6%

Revision LLC                                           3,595,804 (2)(3)                                   44.5%

Leon Genet                                                41,120                                           0.5%

A. John Leach                                              1,000                                            (4)

Henry Luken                                              217,235                                           2.7%

Jay J. Miller                                                400                                            (4)

All directors and officers
as a group (7 in number)                               3,916,659                                          49.1%

(1) All shares are beneficially owned and sole investment and voting power is held by the persons named above.

(2) 3,595,804 of such shares are beneficially owned by Revision LLC. As the sole manager and holder of 100% of the voting membership interests in Revision LLC, Mr. Anderson has the sole power to vote and dispose of such shares. Accordingly, Mr. Anderson may be deemed the beneficial owner of such shares.

(3) Does not include 686,629 shares of Common Stock owned by the Foundation for International Non-Governmental Development of Space, of which Mr. Anderson is the President and a Director. Mr. Anderson disclaims beneficial ownership of such shares. Mr. Anderson and Revision, LLC are subject to certain restrictions on the purchase of additional shares.

(4)  Less than 1%.

Changes in Control
------------------

         The Company knows of no contractual arrangement which may, at a subsequent date, result in a change of control of the Company.

                              ELECTION OF DIRECTORS
                              ---------------------

         The Board of Directors has fixed the number of directors to be elected at the Meeting at five. The shares represented by the proxies will be voted in favor of the election as directors of the persons named below unless authority to do so is withheld. The directors elected will hold office until the next Annual Meeting of Shareholders currently expected to be held in June, 2001, and their respective successors are duly elected and qualified.

         The nominees named below were nominated for election to the Board of Directors of the Company by management. The name, age, business experience and public directorships of each nominee are as set forth in the table (and accompanying nominee descriptions) below.

Name                                Company Office                     Since                     Age
----                                --------------                     -----                     ---

Walt Anderson                       Chairman of the                    1999                      45
                                     Board

Leon Genet                          Director                           1996                      69

A. John Leach                       President, Chief                   2000                      38
                                    Executive Officer

Henry Luken                         Director                           1999                      39

Jay J. Miller                       Director                           1983                      67

         The Company's directors all serve for one year terms or until their successors are elected and qualified.

         Mr. Walt Anderson was elected a director of the Company in February 1999, and as Chairman of the Board in November, 1999. He has been Manager of Revision LLC from June, 1998, to the present; President and Chairman of Entree International Ltd. (Financial Consulting Services) from July, 1997, to the present; Chairman of Teleport UK Ltd. (Satellite Communications) from May, 1996, to the present; Chairman of Espirit Telecom Group plc. (Telecom Services) from October 1992, to November 1998, and President and Chairman, Mid Atlantic Telecom (Telecom Services), from May 1984, to October 1993. Mr. Anderson is also a director of American Technology Labs (Network Equipment), Aquarius Holdings Ltd. (Water Transport Systems), Cis-Lunar Development (Diving Equipment), Rotary Rocket Corp. (Space Transportation Systems), Net-Tel Holdings (Telecom Services), US WATS (Telecom Services) and Chairman of the Board of Directors of WorldxChange Corp. (Telecom Services).

         Mr. Leon Genet has served as a director since October 1996. For in excess of the past five years, he has been a partner in Genet Realty, a commercial and industrial real estate brokerage firm. He serves as a member of the National Commerce and Industry Board for the State of Israel Bonds Organization and is a shareholder, director, and officer of LPJ Communications, Inc., a privately held company, which has earned commissions from the Company on the same basis as other independent representatives. See "Certain Relationships and Related Transactions."

         Mr. A. John Leach, Jr. was appointed President and Chief Executive Officer of the Company on May 18, 2000. He had been Sr. Vice President of Sales at BTI Telecomm, Inc., from December 1999 to May 2000; Sr. Vice President of Teleglobe, Inc. from June 1996 to December 1999, where he assumed responsibilities for US and Canadian commercial sales markets. He was promoted to this position from Sr. Vice President of Wholesale and Agent Markets, Telco Communications (a subsidiary of Teleglobe, Inc.) June 1996 to February 1999. Prior to that, Mr. Leach was Vice President of Agent Services at BTI Telecomm, from December 1989 to June 1996. Regional Sales Manager of Mobilecomm (a Bell South Company) where he started in sales and rose to a Regional Sales Manager position May 1985 to December 1989.

         Mr. Henry G. Luken, III was elected a director of the Company in February 1999. Currently he is President of Mont Lake Properties, Inc., a real estate development company; a director of ACNTV, a home shopping company selling through TV; and Managing Agent of Henry IV LLC, an aircraft sales company. A co-founder of Telco-EIC he served as Chief Executive Officer and Treasurer from July 1993 to April 1996, and Chairman from July 1993 to October 1997. Mr. Luken has also served as chairman of Tel-Labs, Inc. a telecommunications billing company ("Tel-Labs") since 1991, and as chairman of Telco Development Group, Inc., a computer systems company owned by Mr. Luken, since 1987, both of which entities he founded.

         Jay J. Miller, Esq. has served as a director since 1983. He has been a practicing attorney for more than 35 years in New York. He is Chairman of the Board of AmTrust Pacific Ltd., a New Zealand real estate company. He was recently elected Chairman of the Board of Directors of The FINX Group, Inc. a diversified technology firm and is a director of AmTrust Financial Group, Inc., an insurance holding company. Mr. Miller has performed legal services on behalf of the Company. See "Certain Relationships and Related Transactions."

Board of Directors
------------------

         The Company's Board of Directors currently consists of four persons, none of whom is a member of management. During the fiscal year ended January 31, 2000, the Board held nine meetings, each of which was attended by all of the directors then serving.

         The Company's Board of Directors has Audit and Compensation Committees, but does not have a Nominating Committee or a committee performing a similar function. The Audit Committee currently consists of three non-management directors, Messrs. Walt Anderson, Henry Luken and Leon Genet. Mr. Genet is not considered to be an independent director. The committee has adopted a formal written audit committee charter which is attached to this Proxy Statement as Appendix A. The Audit Committee's primary duties include (1) recommending the appointment of independent accountants and determining the appropriateness of their fees, (2) reviewing the scope and results of the audit plans of the independent accountants, (3) overseeing the scope and adequacy of internal accounting control and record-keeping systems and (4) conferring with the independent accountants on numerous matters including, but not limited to, a discussion of the Company's annual report on form 10-K and the quarterly reports on form 10-Q prior to their filing. The Committee has met two times in this fiscal year and intends to meet on at least a quarterly basis with the Company's independent public accountants to monitor their activities. The Compensation Committee consists of Messrs. Henry Luken and Jay J. Miller and is charged with reviewing and recommending the compensation and benefits payable to the Company's senior executives.

Compensation Committee Report on Executive Compensation
-------------------------------------------------------

         Total-Tel USA Communications, Inc. has grown substantially over the past five years. The Board of Directors has retained the Company's executive officers based, not only upon the size and needs of the Company at the present time, but with due consideration of their ability to lead a substantially larger organization in the future.

         The Compensation Committee believes that the Company provides salaries to the Company's executive officers in amounts comparable to companies in the industry and geographical area in which the Company operates, having similar operating and growth characteristics.

         The salary and other compensation paid to the Chief Executive Officer of the Company in the fiscal year ended January 31, 2000, was determined primarily based upon the following factors:

1.   Revenue of the Company.

2. Compensation level of chief executive officers of companies engaged in businesses like the Company's with similar operating characteristics.

3.   Responsibilities and tasks to be achieved within the Company.

                                                     Respectfully submitted,


                                                     Henry Luken
                                                     Jay J. Miller

Required Shareholders' Vote
---------------------------

         Assuming the presence of a quorum (a majority of the total issued and outstanding shares of Common Stock) the five nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, shall be elected as directors.











                 THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK

                             EXECUTIVE COMPENSATION
                             ----------------------

         The following table sets forth the compensation which the Company paid during the fiscal years ended January 31, 2000, 1999 and 1998 to the Chief Executive Officer and to each executive officer of the Company or person performing similar functions whose aggregate remuneration exceeded $100,000.

                           Summary Compensation Table
                           --------------------------

  Name and         Fiscal Year      Annual Compensation             Other       Compensation
  Principal           Ended                                        Annual          Awards            All Other
  Position         January 31    Salary ($)     Bonus(s)       Compensation($)   Options(14)     Compensation(s)(8)
  --------         ----------    ----------     --------       ---------------   -----------     ------------------

Warren H.             2000        $168,269 (2)                     $900,000 (3)                       $16,191 (4)
Feldman               1999        $221,154 (2)  $260,785                                              $ 8,735 (5)
Chairman and          1998        $287,115 (2)  $350,000                                              $15,325 (6)
Chief Executive
Officer (1)

Dennis Spina         2000         $305,769                                                           $  2,857 (7)
President and
Chief Operating
Officer (8)

Sal Quadrino         2000         $137,307
Vice President
and Chief Financial
Officer (9)(10)

Thomas P.            2000         $140,000                                                            $11,179 (11)
Gunning              1999         $124,230      $   2,000                                             $10,161 (12)
Vice President,      1998         $116,600      $   4,000                                             $ 8,265 (13)
Treasurer
and Secretary

(1)  Resigned from his position on October 7, 1999.

(2)  Does not include an annual director's fee of $15,000.

(3)  See page 12 -" Certain Relationships and Related Transactions"

(4) The amounts shown represent the Company's contribution under its 401 (K) Deferred Compensation and Retirement Savings Plan of $5,048 and $3,143 for the use of a Company vehicle for non-business purposes and $8,000 term life insurance premiums.

(5) The amounts shown represent the Company's contribution under its 401 (K) Deferred Compensation and Retirement Savings Plan of $5,026 and $3,429 for the use of a Company vehicle for non-business purposes and $280 term life insurance premiums.

(6) The amount shown represent the Company's contribution under its 401 (K) Deferred Compensation and Retirement Savings Plan of $4,688 and $2,357 for the use of a Company vehicle for non-business purposes and $8,280 term life insurance premiums.

(7) The amount shown represents $2,857 for the use of a Company vehicle for non-business purposes.

(8)  Resigned from his position on March 17, 2000.

(9)  Mr. Quadrino joined the Company on April 20, 1999.

(10) Mr. Quadrino resigned from his position on June 16, 2000.

(11) The amount shown represents the Company's contribution under its 401 (K) Deferred compensation and Retirement Savings Plan of $4,200 and $2,179 for the use of a Company's vehicle for non-business purposes and $4,800 term life insurance premiums.

(12) The amount shown represents the Company's contribution under its 401 (K) Deferred compensation and Retirement Savings Plan of $3,837 and $1,524 for the use of a Company's vehicle for non-business purposes and $4,800 term life insurance premiums.

(13) The amount shown represents the Company's contribution under its 401 (K) Deferred compensation and Retirement Savings Plan of $3,468 and $1,393 for the use of a Company's vehicle for non-business purposes and $3,404 term life insurance premiums.

(14) See Grant Table on page 10.

401(K) Savings and Investment Plan
----------------------------------

         On February 3, 1992, the Company adopted a 401 (K) savings and investment plan for eligible hourly and salaried employees, including officers, who may elect to contribute, subject to Internal Revenue Code limitations, from 1% to 15% of their wages and salaries. The contributions are currently invested in any one of six investments funds, each of which has a different investment objective. An employee may contribute up to $10,000 per year, and the Company will match 50% of the first 6% of the employee's contribution.

Option Plans
------------

         In October, 1987, the Company adopted its 1987 Stock Option Plan, in October, 1996 the Company adopted its 1996 Stock Option Plan, and in February 2000 the Company adopted the 1999 Equity Incentive Plan, collectively (the "Option Plans"). The Option Plans provide that certain options granted thereunder are intended to qualify as "incentive stock options" within the meaning of Section 422A of the United States Internal Revenue Code, and also permit the granting of non-qualified options. Incentive stock options may be granted only to employees of the Company, while non-qualified options may be granted to non-executive directors, consultants and others as well as employees.

         The Option Plans may be administered by the Compensation Committee of the Company's Board of Directors. The Company reserved 664,900 shares of Common Stock under the 1987 Option Plan, 300,000 shares of Common Stock under the
1996 Option Plan and 750,000 shares of Common Stock under the 1999 Equity Incentive Plan for issuance to eligible participants. The shares underlying the options granted prior to July 15, 1994 have been adjusted for a 10% stock dividend. The shares underlying the options granted prior to July 1, 1996 have been adjusted to reflect a 2-for-1 stock split, and options granted prior to July 1, 1998 have been adjusted to reflect a second 2-for-1 stock split. As of July 15, 2000, there are 205,950 shares available to be granted under the 1996 Plan and 197,600 shares available to be granted under the 1999 Plan. The 1987 Plan has been terminated, however there are still options to purchase 99,000 shares that have not been exercised and are outstanding.

         No option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, an option may be exercised only by him. In the event of termination of employment other than by death or disability, the optionee will have one month (subject to extension not to exceed an additional two months) after such termination during which he may exercise his option. Upon termination of employment of an optionee by reason of death or permanent total disability, his option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

         Options granted under the Option Plans must be granted within 10 years from the effective date of the respective Option Plan. Incentive stock options granted under the Option Plans cannot be exercised later than 10 years from the date of grant. Options granted under the Option Plans permit payment of the exercise price in cash or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common

Stock and may theoretically exercise all of his stock options with no additional investment other than his original shares.

         Any option which expires unexercised or that terminates upon an employee's ceasing to be employed by the Company become available once again for issuance under the Option Plans.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                      -------------------------------------


Options/SAR Grants in last Fiscal Year                                             Potential realizable Value at
                                                                                   Assumed Annual Rates of Stock
                                                                                   Appreciation for Option Term
                                 Individual Grants
-----------------------------------------------------------------------------------
                      Number of
                     Securities
                     Underlying       % of Total
                    Options /SARs    Options/SARs
                                      Granted to
                                     Employees in

                       Granted                        Exercise Base Expiration
Name                   (#)(1)         Fiscal Year        Price          Date             5%            10%
----------------------------------------------------------------------------------------------------------

Dennis Spina           144,000            15.22%      $  19.00   February 3,  2002    $431,262       $905,616 (1)
Dennis Spina           144,000            15.22%      $  19.00   February 3,  2002    $431,262       $905,616 (2)
Salvatore Quadrino      50,000             5.29%      $  19.00   May 5,       2004    $204,731       $440,895 (3)
Salvatore Quadrino      50,000             5.29%      $  16.00   January 12,  2005    $172,405       $371,280 (4)
Thomas P. Gunning       10,000             1.06%      $  19.00   March 16,    2004    $ 40,946       $ 88,179 (5)


(1) Stock options granted under the 1999 Plan. Vesting in six equal installments, commencing six months from date of grant, with the exercise price increasing 6% as to each installment.

(2) Stock options granted under the 1999 Plan. Vesting in four equal installments, commencing six months from date of grant, with the exercise price increasing 6% as to each installment.

(3) Stock options granted under the 1999 Plan. Vesting in four equal installments, commencing one year from date of grant, with the exercise price increasing 6% as to each installment.

(4) Stock options granted under the 1999 Plan. Vesting in four equal installments, commencing one year from date of grant, with the exercise price increasing 6% as to each installment.

(5) Stock option granted under the 1999 Plan. Vesting in four equal installments, commencing one year from date of grant, with the exercise price increasing 6% as to each installment.

         On February 23, 2000, the Board of Directors approved the repricing of all options with an exercise price varying between $14.625 and $21.50 to $14.25.

         All of Dennis Spina's options were terminated due to his resignation on March 17, 2000.

         The unvested portion of Salvatore Quadrino's options terminated with his resignation on June 16, 2000. If Mr. Quadrino does not exercise the vested portion by September 16, 2000, those options will also terminate.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES
                      -------------------------------------

                                                                  Number of
                                                                 Securities                    Value of
                                                                 Underlying                   Unexercised
                                                                 Unexercised                 in-the-Money
                                                               Options/SARs at              Options/SARs at
                                                             Fiscal Year-End (#)          Fiscal Year-End (#)

                    Shares Acquired
Name                on Exercise(#)    Value Realized ($)  Exercisable   Unexercisable   Exercisable  Unexercisable
----                -------------     ------------------  -----------   -------------   -----------  -------------
Warren Feldman            261,000          $2,334,051           -             -              -             -
Dennis Spina (1)            -                  48,000         240,000         -              -             -
Salvatore Quadrino (1)      -                    -            100,000         -              -             -
Thomas Gunning (2)         12,000         $   123,000          33,000         12,000     $461,887          -

(1) The unexercisable options held by Messrs. Spina and Quadrino are at exercise prices ranging from $16.00 to $21.50, which are greater than the fair market value of $14.75 at January 31, 2000.

(2) The unexercisable options to purchase 12,000 shares were at exercise prices greater than fair market value of $14.75 at January 31, 2000.

EMPLOYEE STOCK OWNERSHIP PLAN

         On September 1, 1998, the Company established the Total-Tel USA Communications, Inc. Employee Stock Ownership Plan (the "ESOP"). The purpose of the ESOP was to permit participating employees to share in the growth and prosperity of the Company through commitment and dedication to the Company. Concurrently with the establishment of the ESOP, the Company contributed 600,000 shares of its Common Stock to the Plan, which is administered through a trust (the "Trust") by Summit Bank, as trustee (the "Trustee"). The Trustee was designated by the Board of Directors.

         Subsequent contributions, if any, to the ESOP are to be determined in the sole and absolute discretion of the Board of Directors based upon, among other things, the financial performance of the Company. The Trust would hold all investments for the ESOP as directed by a committee appointed by the Board of Directors (the "ESOP Committee"). The initial members of the ESOP Committee are the members of the Company's Board of Directors.

         Each employee of the Company who completes 1,000 or more hours of service within a 12-month period of employment with the Company, and is 21 years of age or greater, is eligible to participate in the ESOP. On the last day of each ESOP plan year, the contributions for such year are to be allocated, subject to the limitations on allocations contained in the ESOP and under applicable law, among the eligible participants in the proportion that each participant's compensation for that year bears to the compensation of all eligible participants, with each individual participant's allocation credited to his individual account.

         The Trustee generally votes shares of Common Stock held under the ESOP in accordance with the written instructions of the ESOP Committee, but subject to its fiduciary duties. To the extent that shares of Common Stock under the ESOP are allocated to individual participants' accounts, the Trustee votes such shares in accordance with the participants' written instructions. The Trustee would vote any unallocated shares of Common Stock in the Trust, or any allocated Common Stock as to which instructions have not been received, in such manner as directed by the ESOP Committee.

         The Company has sought to terminate the ESOP inasmuch as no shares have yet been allocated to the account of any participant. On November 26, 1999, the Company filed a request for a determination letter with the Internal Revenue Service ("IRS"). The Company has received approval from the IRS to terminate the ESOP, and is in the process of doing so.

Certain Relationships and Related Transactions
----------------------------------------------

         On December 1, 1993, the Company leased warehouse space in Belleville, New Jersey from a partnership in which two former directors and major shareholders were partners. During the fiscal year ended January 31, 2000, the Company paid rent of $62,848 to the partnership. The lease expired on November 30, 1998 and has been renewed on a month-to-month basis at an annual rate of $47,980, subject to 120-day prior written termination notice requirement. Company believes such premises are leased on terms not less favorable to Company than in an arm's length transaction.

         Jay J. Miller, a director of the Company, has provided various legal services for the Company during Fiscal 2000. In Fiscal 2000, the Company has paid $158,755 to Mr. Miller for services rendered and accrued for during Fiscal 1999. As of January 31, 2000 the Company had invoices payable to Mr. Miller totaling $284,295. The Company believes that Mr. Miller's fees were reasonable for the services performed and were no less favorable to the Company than could have been obtained from an unrelated third party.

         Leon Genet, a director of Company, has provided agent services for Total-Tel through his wholly owned firm, LPJ, Inc. During Fiscal 2000, LPJ, Inc. was paid commissions of $123,418. The commissions paid to LPJ, Inc. were computed on the same basis as for other agents retained by Company.

         Walt Anderson, a Director of the Company, serves on the Board of Directors of several other long distance telephone service carriers with which the Company does business. The Company both purchases and sells services from US Wats and CTS/WorldxChange. Sales to US Wats and CTS/WorldxChange in Fiscal 2000 were approximately $681,000 and $4,360,000, respectively. Purchases from US Wats and CTS/WorldxChange were approximately $291,000 and $2,646,000, respectively. All transactions were based on competitive terms negotiated at arm's length.

         On September 21, 1999 the Company entered into an agreement with Warren Feldman, Chairman of the Board of Directors and a principal shareholder of the Company. As part of this agreement, a lump sum in the amount of $900,000 was paid to Mr. Feldman in settlement of his employment agreement. The Company paid $650,000 and Mr. Walt Anderson, a major shareholder, paid $250,000. Mr. Feldman's Employment Agreement would have been in effect until December 31, 2001. The Company expensed the $900,000 in Fiscal 2000 with $250,000 being accounted for as a capital contribution.

         Simultaneously Revision LLC and Mr. Walt Anderson ("Revision/Anderson") and the Company entered into put option agreements with Warren Feldman, Sol Feldman ("the Feldmans") and Leon Genet, ("Genet") a director of the Company. These Put Option agreements granted the Feldmans and Genet the right to sell their shares of the Company to Revision/Anderson at a price of $16.00 per share and obligated Revision/Anderson to purchase the shares during an exercise period beginning on December 11, 1999 and ending on February 10, 2000. The Company has no obligation to purchase any shares from the Feldmans or Genet. The closing market price of the Company's shares on September 21, 1999, the date of the agreements, was $12.25, and the total number of shares covered by the agreements was 1,208,137. Using a binomial valuation model with an interest rate of 5% and a volatility rate of 50%, the fair value of the Put agreements was determined to be $4.03 per share or $4,870,554. The Company accounted for this non-cash transaction as a charge to expense and a credit to paid-in capital during the third quarter of Fiscal 2000.

Section 16 (a) Beneficial Ownership Reporting Compliance
--------------------------------------------------------

         Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Ten Percent Owners"), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and Ten Percent Owners are required by SEC regulations to furnish the Company with copies of all Section 16 (a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 2000, the executive officers, directors and Ten Percent Owners complied with all applicable Section 16 (a) filing requirements

STOCK PERFORMANCE CHART
-----------------------

         The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation) during the previous five years in comparison to returns of the NASDAQ Stock Market (U.S.) Index and a peer group index. The chart assumes $100 was invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Total-Tel Common Stock, the NASDAQ Stock Market (U.S.) Index and the peer group. The peer group index used is the NASDAQ Telecommunications Stock Index (the "Peer Group").

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*

                               TOTAL-TEL USA STOCK

                               [PERFORMANCE GRAPH]

NASDAQ
1/31/95                               100.000
1/31/96                               141.911
1/31/97                               186.061
1/31/98                               219.616
1/31/99                               343.533
1/31/00                               526.953


PEER GROUP
  (TELECOMMUNICATIONS STORES)
1/31/95                               100.000
1/31/96                               134.624
1/31/97                               137.631
1/31/98                               209.589
1/31/99                               373.643
1/31/00                               559.414


TOTAL-TEL
1/31/95                               100.000
1/31/96                               103.624
1/31/97                               202.899
1/31/98                               339.130
1/31/99                               417.391
1/31/00                               342.029

*Cumulative total return assumes reinvestment of dividends.

         The stock price performance depicted in the above graph is not necessarily indicative of future price performance. This graph will not be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the graph by reference.

  APPROVE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE
              NAME OF THE COMPANY TO COVISTA COMMUNICATIONS, INC.


Management believes that a new identity to better reflect the changing focus of the Company from long distance telecommunications to a full service business communications provider including local, long distance, data and Internet services would be appropriate. The proposed amendment to the Company's Certificate of Incorporation, which was unanimously approved by the Company's Board of Directors, would change the name of the Company from Total-Tel USA Communications, Inc. to Covista Communications, Inc.

The affirmative vote of the holders of a majority of the issued and outstanding shares of the Company Common Stock is required to approve the Amendment.

MANAGEMENT RECOMMENDS A VOTE "FOR" THE AMENDMENT. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE CHANGE OF THE NAME OF THE COMPANY TO COVISTA COMMUNICATIONS, INC.








                 THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK

                                  PROPOSALS OF
                      SHAREHOLDERS FOR 2001 ANNUAL MEETING
                      ------------------------------------

         Proposals of shareholders intended to be presented for action at the 2001 Annual Meeting of Shareholders must be received at the Company's offices not later than March 15, 2001 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The provisions under Rule 14a-8 of the Securities Exchange Act of 1934 shall apply to any such submission.

                                  ANNUAL REPORT
                                  -------------

         The Annual Report of the Company for the fiscal year ended January 31, 2000, including financial statements, is being mailed to shareholders together with this Proxy Statement. No part of such Annual Report shall be regarded as proxy soliciting material or as a communication by means of which any solicitation is being or is to be made.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                    ----------------------------------------

         Deloitte & Touche LLP or a predecessor, has served as the independent certified public accountants of the Company since 1962. The Company has appointed Deloitte & Touche LLP as its independent certified public accountants for the fiscal year ending January 31, 2001. Deloitte & Touche has indicated that it expects to have a representative at the Meeting. The representative will be afforded an opportunity to make a statement, if he desires, and will be available to respond to appropriate shareholder questions.

                       VOTING AND SOLICITATION OF PROXIES
                       ----------------------------------

         The solicitation of proxies in the accompanying form is made by the Company's Board of Directors, and the cost thereof will be borne by the Company. The Company may solicit proxies by mail, telephone, or telegraph. Brokerage firms, custodians, banks, trustees, nominees or other persons holding shares in their names, will be reimbursed for their reasonable expenses in forwarding proxy materials to their principals.

         As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter to be presented before the Meeting. In the event any other matter is properly brought before the Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

         It is important that proxies be returned promptly. Therefore, whether or not you plan to attend in person, you are asked to execute and return your proxy in the enclosed, postage prepaid, envelope.

         By Order of the Board of Directors.



                                             Thomas P. Gunning,
July 28, 2000                                Secretary

                                   APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                       TOTAL-TEL USA COMMUNICATIONS, INC.





I.       AUDIT COMMITTEE PURPOSE

The Audit Committee of the Board of Directors of Total-Tel USA Communications, Inc. (the "Company") is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     Monitor the independence and performance of the Company's independent auditors.

     Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the National Association of Securities Dealers. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board of Directors on recommendation of a nominating committee. If an audit committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

III.     AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures
-----------------

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with the Securities and Exchange Commission regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses including the status of previous recommendations.

Independent Auditors
--------------------

4. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence, and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

5. Approve the fees and other significant compensation to be paid to the independent auditors.

6. On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

7. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

8. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with the American Institute of Certified Public Accountants A Statement of Auditing Standards No. 61.

9. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Legal Compliance
----------------

10. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities
--------------------------------------

11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

12. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Other Optional Charter Provisions:
---------------------------------

14. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

15.      Periodically perform self-assessment of audit committee performance.

16. Review financial and accounting personnel succession planning within the company.

17. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

                                   APPENDIX 1

                       TOTAL-TEL USA COMMUNICATIONS, INC.
                               PROXY CARD FOR 2000
                         ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby appoints A. JOHN LEACH and THOMAS P. GUNNING, or either of them, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all stock of the undersigned in TOTAL-TEL USA COMMUNICATIONS, INC. at the 2000 Annual Meeting of Shareholders, to be held on September 12, 2000 at 11:00 A.M, EDT at 150 Clove Road, Little Falls, New Jersey, 07424 or at any adjourned session thereof. Said proxies are directed to vote the shares the undersigned would be entitled to vote upon the following matters, more fully described in the accompanying Proxy Statement:

         (1)      Election of Directors

                  (  )     FOR all nominees (except       (  )     WITHHOLD AUTHORITY
                           as authority is withheld                to vote for all nominees
                           by striking a line through
                           the nominee's name)

                                    Walt Anderson                      Leon Genet
                                    A. John Leach                      Henry Luken
                                    Jay J. Miller


         (2) Amendment of Certificate of Incorporation to change the name of the Company to Covista Communications, Inc.

                  (  )     FOR                            (  )     AGAINST




THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS, IN FAVOR OF THE PROPOSED AMENDMENT TO CHANGE THE NAME OF THE COMPANY TO COVISTA COMMUNICATIONS, INC., AND, IN THEIR DISCRETION, AS TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING, THE UNDERSIGNED HEREBY REVOKES ANY PREVIOUS PROXIES WITH RESPECT TO THE MATTERS COVERED IN THIS PROXY.

Dated: ________, 2000
                                                  ---------------------

                                                  ---------------------

                                                  Signature(s) of Shareholder(s)

Please sign exactly as name or names appear hereon. Kindly sign and return this proxy immediately. No postage required if mailed in the United States in the accompanying envelope.

                 THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT